Exhibit 10.4

U.S. CONCRETE, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

1.           Establishment of the Plan.  U.S. Concrete, Inc., a Delaware corporation (the “Company”), hereby establishes this U.S. Concrete, Inc. Management Equity Incentive Plan (the “Plan”), effective as of August 31, 2010.

2.           Definitions.  The following terms used in the Plan have the following respective meanings:

“Authorized Officer” means the CEO (or any other senior officer of the Company to whom the CEO delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).

“Award” means a Director Award or an Employee Award.

“Award Agreement” means any written Director Award Agreement or Employee Award Agreement.

“Board” means the Board of Directors of the Company.

“Cash Award” means an award denominated in cash.

“Cause” means unless otherwise determined by the Committee in the applicable Award Agreement, with respect to termination of a Participant’s employment, the following:  (a) in the case where there is an employment agreement or similar agreement in effect between the Company or a Subsidiary of the Company and the Participant at the time of grant of an Award that defines “cause” (or words of like import), “cause” as defined under such agreement, or (b) in the absence of any such agreement, (i) the Participant’s conviction of a felony crime or crime involving moral turpitude (or the Participant’s entering of a plea of nolo contendere to any charge against the Participant of a felony crime or crime involving moral turpitude) of any kind, (ii) the Participant’s violation of a Company policy that provides for termination of employment in the event of such a violation, (iii) the Participant’s continuing failure (except by reason of the Participant’s incapacity attributable to physical or mental illness or injury) to substantially perform the duties and responsibilities assigned to the Participant (provided those duties and responsibilities are commensurate and consistent with the capacity in which the Participant is employed with the Company or a Subsidiary of the Company) for a period of twenty (20) days after the Company has delivered to the Participant a written demand for substantial performance which specifically identifies the basis for the Company’s determination that the Participant has not substantially performed his or her duties and responsibilities, or (iv) the Participant’s engagement in any act of gross negligence, fraud or other conduct that is materially injurious to the Company, monetarily or otherwise.  With respect to termination of a Participant’s directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“CEO” means the chief executive officer of the Company at that time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board (or any other committee of the Board which the Board designates by a written resolution to administer the Plan) or, if none is appointed, the entire Board.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company” means U.S. Concrete, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board.

“Director Award” means the grant under the Plan of any Nonqualified Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is a Nonemployee Director on such terms and subject to such conditions and limitations as the Committee may establish pursuant to the Plan and Director Award Agreement.

“Director Award Agreement” means a written agreement between the Company and a Participant who is a Nonemployee Director which sets forth the terms, conditions and limitations applicable to a Director Award granted to that Nonemployee Director.

“Dividend Equivalent” means a right that entitles the Participant to receive, with respect to each share of Restricted Stock or RSU that is subject to an underlying Award, an amount equal to all cash and stock dividends that are payable to stockholders of record on one share of Common Stock during the Restriction Period.

“Employee” means any person or entity that is employed by or providing services to the Company or any of its Subsidiaries.

“Employee Award” means the grant under the Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish pursuant to the Plan and Employee Award Agreement.

“Employee Award Agreement” means a written agreement between the Company and a Participant who is an Employee which sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price on such date or, if such price is unavailable, the average of the closing bid and asked prices per share of Common Stock on such date (or in either event, if there was no trading in the Common Stock on such date, on the next preceding date on which such trading was reported) as provided by the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on such date; (ii) if shares of Common Stock are not so listed, the last sales price on such date or, if such price is unavailable, the average of the closing bid and asked prices per share of Common Stock on such date (or, if there was no trading in the Common Stock on such date, on the next preceding date on which such trading was reported) as reported by the National Quotation Bureau Incorporated; or (iii) if shares of Common Stock are not publicly traded on such date, as determined by the Board in its good faith discretion taking into account the requirements of Code Section 409A.

“Incentive Option” means an Option intended to comply with Code Section 422.

“Incentive Restricted Stock Unit” (“Incentive RSU”) means a unit evidencing the right to receive 0.35020 of a share of Common Stock that is subject to forfeiture provisions or other restrictions on transfer.

“Nonemployee Director” has the meaning specified in Paragraph 4(b).

“Nonqualified Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified exercise price.

“Participant” means a Nonemployee Director or Employee to whom an Award has been made under the Plan.

“Performance Award” means an award to a Participant who is an Employee or Director, the earning of which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard the Committee establishes to determine in whole or in part whether a Performance Award will be earned.

“Restricted Stock” means one share of Common Stock that is subject to forfeiture provisions or other restrictions on transfer until the expiration of the Restriction Period set forth in the applicable Award Agreement.

“Restricted Stock Unit” (“RSU”) means a unit evidencing the right to receive one share of Common Stock or equivalent cash value (as determined by the Committee in its sole discretion) that is subject to forfeiture provisions or other restrictions on transfer.

“Restriction Period” means a period of time beginning as of the effective date of an Award of Restricted Stock or RSUs and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or no longer subject to forfeiture provisions.

“Stock Appreciation Right” (“SAR”) means a right to receive, upon exercise, a payment, in cash or Common Stock (as determined by the Committee in its sole discretion), equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such shares of Common Stock on the date the right is granted, in each case as set forth in the Award Agreement.

“Stock Award” means an Award in the form of Common Stock or units denominated in Common Stock, including, without limitation, Awards of Restricted Stock, RSUs and Incentive RSUs.

“Subsidiary” means:  (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation which have the right to vote generally on matters submitted to a vote of the stockholders of that corporation; and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3.           Objectives.  The Company has designed the Plan to (i) attract and retain key Employees and qualified Nonemployee Directors, (ii) encourage the sense of proprietorship of those persons in the Company, and (iii) stimulate the active interest of those persons in the development and financial success of the Company by making Awards.

4.           Eligibility.

(a)           Employees.  Employees assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company are eligible for Employee Awards.  The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award is subject to the condition that the individual actually becomes an Employee within that time period.

(b)           Directors.  Directors who are not employees of the Company or any of its Subsidiaries (“Nonemployee Directors”) are eligible for Director Awards.

5.           Common Stock Available for Awards.

(a)            Subject to the provisions of Paragraph 14, there will be available for Awards granted wholly or partly in Common Stock (including Options or SARs that may be exercised for or settled in Common Stock) an aggregate of 2,243,933 shares of Common Stock.  No more than 2,243,933 shares of Common Stock will be used under the Plan for Awards of Incentive Options.  Shares of Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for consideration that does not involve Common Stock will again immediately become available for Awards.  In addition, any shares of Common Stock exchanged by a Participant or withheld from a Participant as full or partial payment to the Company of the exercise price or tax withholding upon exercise or payment of an Award under the Plan will again immediately become available for Awards.  The number of shares of Common Stock reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or SARs exercised.  Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the applicable securities exchange for equity compensation plans applies.  The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares of Common Stock against the Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement.  The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to the Plan.

(b)           By no later than the fifth anniversary of the Company’s emergence from Chapter 11 bankruptcy proceedings, all shares of Common Stock reserved for issuance hereunder shall be subject to an outstanding Award or shall have been delivered pursuant to the settlement of an Award.  Within thirty (30) days following the Company’s emergence from Chapter 11 bankruptcy proceedings, thirty-five percent (35%) of the shares of Common Stock available for delivery pursuant to Awards shall be allocated to Employee Awards.  No more than five percent (5%) of the shares of Common Stock available for delivery pursuant to Awards shall be allocated to Director Awards.  Each Participant who receives an Award in the form of RSUs shall also concurrently receive an equal number of Incentive RSUs.

6.           Administration.

(a)           The Committee will administer the Plan.  Subject to the provisions hereof and applicable laws, the Committee will have full and exclusive power and authority to administer the Plan and to take all actions that the Plan specifically contemplates or that are necessary or appropriate in connection with the administration and operation hereof, including, without limitation, the authority and discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award, including, without limitation, and as applicable, the exercise price, vesting schedules, conditions relating to exercise and termination of the right to exercise; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the holder thereof or the Committee; (vii) review any decisions or actions made or taken by any Committee in connection with any Award or the operation, administration or interpretation of the Plan; and (viii) otherwise amend an Award in whole or in part from time-to-time as the Committee determines, in its sole and absolute discretion, to be necessary or appropriate to conform such Award to, or required to satisfy, any legal requirement (including without limitation the provisions of Section 409A of the Code), which amendment may be made retroactively or prospectively.

(b)           The Committee also will have full and exclusive power to interpret the Plan and to adopt and amend from time to time such rules, regulations and guidelines for the administration of the Plan as the Committee may deem necessary or proper, and to adopt, amend, suspend or waive such rules, forms, instruments and guidelines, and appoint such agents, as it deems necessary, desirable or appropriate for the proper administration of the Plan, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of the Plan.  The Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions any Award contains, waive any restriction or other provision of the Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant.  The Committee may interpret, construe, administer, resolve any ambiguity, correct any defect or supply any omission or reconcile any inconsistency in the Plan, any Award Agreement or any instrument or agreement relating to the Plan in the manner and to the extent the Committee deems necessary or desirable to further the purposes of the Plan.  All designations, determinations, interpretations and other actions or decisions of the Committee will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned, including, without limitation, the Company, any Subsidiary, any shareholder, any Participant and their estate and any holder or beneficiary of any Award.

(c)           No Committee member or Company officer to whom the Committee delegates authority (pursuant to Paragraph 7) will be liable for any action that person takes or omits to take in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as any applicable statute expressly provides.

(d)           No Option or SAR may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except pursuant to Paragraph 14), if the effect would be to reduce the exercise price for the shares underlying such Award.

7.           Delegation of Authority.  The Committee may delegate to the CEO and to other senior officers of the Company its duties under the Plan on such terms and subject to such conditions or limitations as the Committee may establish.

8.           Awards.

(a)           Employee Awards.  The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards.  An Employee Award Agreement will (i) evidence each Employee Award, (ii) contain such terms, conditions and limitations as the Committee determines in its sole discretion, and (iii) be signed by the Participant to whom that Employee Award is made and an Authorized Officer.  Employee Awards may consist of those this Paragraph 8(a) lists and may be granted singly or in combination or in tandem with other Employee Awards.  Employee Awards also may be made in combination or in tandem with, in replacement of or as alternatives to grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher exercise price nor may the exercise price of any Option or SAR be reduced, except in accordance with Paragraphs 6(d) and 14.  An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards on the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant.  All or part of an Employee Award may be subject to such conditions as the Committee may establish, which may include, but are not limited to, continuous employment or service with the Company and its Subsidiaries, achievement of specific business objectives, increases or maintenance of levels in specified indices, attainment or maintenance of specified growth rates and other comparable measurements of performance.  If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as the applicable Employee Award Agreement sets forth.

The types of Employee Awards that may be made under the Plan are as follows:

(i)           Option.  An Employee Award may be in the form of an Incentive Option or a Nonqualified Option.  The Committee may designate an Option as an “incentive stock option” for purposes of Code Section 422, and any Stock Option that is not so designated shall be a Nonqualified Option.  The price at which any share of Common Stock may be purchased on the exercise of any Option will be not less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option.  No Option may be exercised after the expiration of 10 years from the date such Option is granted.  Notwithstanding any other provision of the Plan to the contrary, no Option may include provisions that “reload” the Option upon exercise (i.e. automatically grant additional options upon the exercise of the original grant).  Subject to the foregoing limitations, the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable, and all applicable terms and conditions will be provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(ii)           SAR.  An Employee Award may be in the form of an SAR.  The strike price for a SAR shall not be less than the Fair Market Value of a share of Common Stock on the date on which the SAR is granted.  The term of a SAR shall not exceed 10 years from the date of grant.  Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SAR awarded pursuant to the Plan, including its term and the date or dates on which it becomes exercisable, shall be determined by the Committee and provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(iii)         Stock Award.  An Employee Award may be in the form of a Stock Award.  The terms, conditions and limitations of the Stock Award shall be determined by the Committee in its sole discretion and provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.  The Committee may provide for the accelerated vesting of a Stock Award at any time, including, without limitation, following a change of control or other specified event involving the Company, upon a termination of the applicable Employee’s employment by reason of death, disability or retirement, or upon termination of such Employee’s employment by the Company without Cause or by such Employee for good reason or good cause.

(iv)         Cash Award.  An Employee Award may be in the form of a Cash Award, the terms, conditions and limitations applicable to which the Committee will determine and will be provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(v)          Performance Awards.  Without limiting the type or number of Awards that may be made under the other provisions of the Plan, an Award may be in the form of a Performance Award.  The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to the Plan shall be determined by the Committee in its sole discretion and provided for in an Employee Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.  The Committee may provide for the accelerated vesting of a Performance Award at any time, including, without limitation, following a change of control or other specified event involving the Company, upon a termination of the applicable Employee’s employment by reason of death, disability or retirement, or upon termination of such Employee’s employment by the Company without Cause or by such Employee for good reason or good cause.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A)           Nonqualified Performance Awards.  Performance Awards granted to Employees or Nonemployee Directors that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine and shall be provided for in an Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(B)           Qualified Performance Awards.  Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee in accordance with Code Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.  A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.  Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.  A Performance Goal may apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company, or the Company as a whole, and may include, among other criteria, one or more of the following:  net revenue or gross revenue, revenue growth, net income (before or after taxes), stock price, market share, earnings per share, return on equity, return on assets, decrease in costs, operating income, gross income, cash flow, gross profits, gross margins, operating margin, working capital, earnings before interest and taxes, earnings before interest, tax, depreciation and amortization, return on capital, total stockholder return, or economic value added.  Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  The Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including  restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in tax law or accounting standards required by generally accepted accounting principles.  In interpreting Plan provisions applicable to qualified Performance Awards, it is the intent of the Plan to conform with the standards of Code Section 162(m) and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Participants whose compensation is, or is likely to be, subject to Code Section 162(m), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.  Prior to the payment of any compensation based on the achievement of Performance Goals for qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.  Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards, which shall be provided for in an Award Agreement, which may make reference to the provisions of any applicable employment or similar agreement.

(b)           The following limitations will apply to each Employee Award that is intended to qualify as qualified performance-based compensation under Code Section 162(m) to the extent required by Code Section 162(m):

(i)           no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 500,000 shares of Common Stock;

(ii)          no Participant may be granted, during any one-year period, Stock Awards that are intended to be Qualified Performance Awards covering or relating to more than 500,000 shares of Common Stock (this limitation and the limitation in clause (i) above being the “Stock-based Awards Limitations”); and

(iii)         no Participant may be granted Employee Awards that are intended to be Qualified Performance Awards consisting of cash or that are in any other form the Plan permits (other than Employee Awards consisting of Options or SARs, or otherwise consisting of Common Stock or units denominated in Common Stock) in respect of any one-year period having a value determined on the date of grant in excess of $2,000,000.

(c)           Director Awards.  The Committee may grant a Nonemployee Director one or more Awards and establish the terms thereof consistent with the foregoing provisions of this Paragraph 8 for granting awards to Employees and subject to the applicable terms, conditions and limitations set forth in the Plan and the applicable Award Agreement.

9.           Payment of Awards.

(a)           General.  Payment of Awards may be made in the form of cash or shares of Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of shares of Common Stock, restrictions on transfer and forfeiture provisions.  If payment of an Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of the applicable Restriction Period.  If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.  If shares of Restricted Stock are to be issued at the end of the applicable Restricted Period, the right to receive those shares will be evidenced by book-entry registration or in such other manner as the Committee may determine.

(b)           Deferral.  Subject to the requirements of Code Section 409A, with the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment.  The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures the Committee establishes taking into account the requirements of Code Section 409A.  Any deferred payment of an Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

(c)           Dividends and Interest.  Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish.  The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of Common Stock or units denominated in Common Stock.

10.         Option Exercise.  The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if the Participant so elects, the Participant may purchase those shares by such means as approved by the Committee which may include tendering shares of Common Stock valued at their Fair Market Value per share on the date of exercise, the withholding of shares issuable upon exercise of such Option, through a broker-assisted “cashless exercise” procedure, or any combination thereof.  The Committee will determine acceptable methods for Participants to tender Common Stock to exercise an Option.  The Committee may provide for procedures to permit the exercise or purchase of any Award by use of the proceeds to be received from the sale of Common Stock issuable pursuant to such an Award.

11.         Taxes.  The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes.  The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required, provided that the use of shares of Common Stock to satisfy any such withholding obligation shall not exceed the minimum statutorily required withholding obligation.  If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made.  Notwithstanding the foregoing, the Participant shall not be permitted to surrender shares in payment of any portion of the tax withholding amount if such action would cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the applicable Award for financial reporting purposes, unless the Committee consents thereto.

12.         Amendment, Modification, Suspension or Termination.  The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose applicable law permits, except that (a) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the written consent of that Participant and (b) no amendment or alteration that would constitute a material revision to the Plan requiring stockholder approval under applicable legal requirements or the applicable requirements of any securities exchange on which the  Common Stock is listed will be made without stockholder approval.  The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board, unless sooner terminated by the Board pursuant to the preceding sentence.  Termination of the Plan shall not affect any of the rights of any Participant under any Award outstanding on the termination date of the Plan, and such rights shall continue to be subject to the terms of the applicable Award Agreement and the Plan, notwithstanding the termination of the Plan.  Subject to Paragraph 14 below, no amendment, alteration or modification to an Option or SAR that has the effect of a repricing thereof or the cancellation and regrant of same which has the effect of reducing the exercise or strike price is allowable, except upon stockholder approval as contemplated under Paragraph 6(d).  Further, the Committee may not establish or maintain any program under which outstanding Options or SARs are surrendered or canceled in exchange for Options or SARs with a lower exercise price or greater economic value without stockholder approval.

13.         Assignability.  Unless the Committee otherwise determines and provides in the applicable Award Agreement, no Award or any other benefit under the Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.  The Committee may prescribe and include in any Award Agreement other restrictions on transfer.  Any attempted assignment of an Award or any other benefit under the Plan in violation of this Paragraph 13 will be null and void.

14.         Adjustments.

(a)           The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)           In the event of any extraordinary distribution (whether in the form of cash, Common Stock, securities or other property), stock dividend, extraordinary cash dividend, recapitalization, reclassification stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, Common Stock exchange or other similar transaction or event, then (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the Stock-based Award Limitations described in Paragraph 8(b) hereof, and (v) the appropriate Fair Market Value and other price determinations for such Awards shall each be appropriately and equitably adjusted by the Board to reflect such transaction.  In the event of any unusual or nonrecurring events (including, without limitation, the events described in the preceding sentence) affecting the Company or its financial statements or those of any Subsidiary or of changes in applicable laws, regulations or accounting principles, the Board shall make appropriate adjustments to (i) the number of shares of Common Stock reserved under the Plan, (ii) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock-based Award Limitations described in Paragraph 8(b) hereof, to give effect to such event or transaction; provided that such adjustments shall only be such as are determined by the Board in its sole discretion to be necessary to maintain the proportionate interest of the holders of the Awards and preserve the value of such Awards without increasing or decreasing their then current value.

(c)           In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may (but is not obligated to) make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Code Section 424(a) applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess (if any) of the Fair Market Value of Common Stock on such date over the exercise price or grant price of such Award (for the avoidance of doubt, if there is no such excess, the Option or SAR shall be canceled for no consideration).

(d)           Except as expressly provided in the Plan or an Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to any Award.

(e)           No provision of this Paragraph 14 shall be given effect to the extent that such provision would cause any tax to become due under Code Section 409A.

15.         Restrictions.

(a)           No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws, including the Securities Act of 1933, as amended.  Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law.  The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

(b)           The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the shares are then listed for trading.  The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award.  During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.         Unfunded Plan.  Insofar as the Plan provides for Awards of cash, Common Stock or rights thereto, it will be unfunded.  Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, it will use any such accounts merely as a bookkeeping convenience.  The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan.  Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under the Plan will be based solely on any contractual obligations that the Plan and any Award Agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that the Plan creates.

17.         Code Section 409A.  The Plan is intended not to be governed by or to comply with the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award is subject to Code Section 409A, it shall be paid in a manner that will comply with Code Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any shares of Common Stock issued or amounts payable hereunder will be taxable to a Participant under Code Section 409A and related Department of Treasury guidance, prior to delivery to such Participant of such shares of Common Stock or payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid or limit the imposition of an additional tax under Code Section 409A. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Code Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment of “nonqualified deferred compensation” (within the meaning of Code Section 409A) that is otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such Employee’s “separation from service” (within the meaning of Code Section 409A) (other than a payment that is not subject to Code Section 409A) shall be delayed for the first six (6) months following such “separation from service” (or, if earlier, the date of death of the “specified employee”) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

18.         Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

19.         No Retention Rights; No Right to Incentive Award. Nothing in the Plan, any Award Agreement or in any Award granted under the Plan shall confer upon a Participant any right to continue in service or employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service or employment at any time and for any reason, with or without Cause. No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

20.         Settlement of Awards; Fractional Shares. Each Award Agreement shall set forth the form in which the Award shall be settled.  The Committee shall determine whether fractional shares of Common Stock shall be issued under the Plan, whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be rounded, forfeited or otherwise eliminated.

21.         Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

22.         Severability.  If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

23.         Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.